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                                                                    Exhibit 23
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                        Consent of Independent Auditors
                        -------------------------------




The Board of Directors and Stockholders
TCI Communications, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-60982, 33-63139, 33-64127, 33-64329 and 33-64525) on Form S-3 of TCI
Communications, Inc. of our reports dated March 18, 1996, relating to the consolidated balance sheets of TCI Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's(s') equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related schedules, which reports appear in the December 31, 1995 annual report of Form 10-K of TCI Communications, Inc.



                                                KPMG Peat Marwick LLP


Denver, Colorado
March 26, 1996